Exhibit 99.1

FOR IMMEDIATE RELEASE

First Acceptance names President Joe Borbely as CEO

Mark A. Kelly to remain Director and resume duties with Ford entities in Dallas, Texas

NASHVILLE, TN, September 25, 2014 – First Acceptance Corporation (NYSE: FAC) today announced that it has promoted Joe Borbely to Chief Executive Officer effective September 30. Borbely also will retain his current position as President.

Borbely was brought on as Senior Vice President of Sales and Marketing in July 2011 by current Chief Executive Officer, Mark A. Kelly and spearheaded the Company’s transformation into a multi-channel leader in non-standard auto insurance. A year later, following Kelly’s advancement to Chief Executive Officer, Borbely stepped into the President’s role, and the Company has since achieved eight consecutive profitable quarters. Chairman Jeremy Ford said, “Joe has been instrumental in turning the Company’s performance around by creating a results-driven culture at First Acceptance in both the retail and insurance operations. Our Board has long recognized Joe’s leadership skills, and together we realized that the time was right for Mark to resume his duties in Dallas.”

“I am honored to accept the additional CEO responsibilities and look forward to directing our team’s efforts to expand Acceptance’s reach in the non-standard market,” said Borbely.

Kelly will remain a member of the Board of Directors and resume his former duties with the private equity activities of Gerald J. Ford, the Company’s principal stockholder. He became the Company’s Interim President in March 2011 and assumed the role of Chief Executive Officer in July 2012. During his tenure, Kelly initiated the Company’s return to profitability and laid the foundation for its future through a series of changes in senior management. Under his leadership, the Company increased its book value per share from $1.75 at June 30, 2012 to $2.05 at June 30, 2014. During this period, trailing twelve month revenues increased 16% from $213 million to $248 million.

Said Ford, “On behalf of the Board of Directors, I want to thank Mark for his personal sacrifice and commitment that led to the revitalization and stabilization of First Acceptance. Together we all acknowledge the end of this transition period with the confidence that Joe can lead our team to carry on the Company’s recent success.”

About First Acceptance Corporation

First Acceptance Corporation is a provider of non-standard personal automobile insurance and other related products. Headquartered in Nashville, TN, First Acceptance Corporation markets its services through the Acceptance Insurance, Yale Insurance, and Insurance Plus brands. The Company operates over 350 retail locations in 12 states staffed with employee-agents. In addition to our retail locations, we are able to complete the entire sales process over the phone via our call center or through the internet via our consumer-based website or mobile platform. For more information, visit acceptanceinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. You can identify these statements from our use of the words “look forward,” “future,” “transition period,” “potential,” “continue,” “plan,” “project,” “believe,” “intent,” “anticipate,” “expect,” “will,” or the negative of these terms and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things, statements and assumptions relating to: (a) our future growth, income, income per share and other financial performance measures; (b) the anticipated effects on our results of operations or financial condition from recent and expected developments or events; (c) the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolio; (d) the accuracy and adequacy of our loss reserving methodologies; and (e) our business and growth strategies.

We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013.

You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

SOURCE: First Acceptance Corporation

INVESTOR RELATIONS CONTACT:

Michael J. Bodayle

615.844.2885